As filed with the Securities and Exchange Commission on July 13, 2018

Registration Statement No. 333-210094

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

TRINITY ACQUISITION PLC

WILLIS GROUP LIMITED

WILLIS NORTH AMERICA INC.

(Exact name of registrant as specified in its charter)

Ireland	98-0352587
Ireland	98-1261616
Netherlands	98-0644532
England & Wales	98-0596489
England & Wales	98-0351629
England & Wales	98-1348145
England & Wales	98-0198190
England & Wales	98-0199005
Delaware	13-5654526
(State or other jurisdiction of incorporation)	(I.R.S. Employee Identification Number)

Willis Towers Watson Public Limited Company
c/o Matthew S. Furman, Esq.
c/o Willis Group Limited	General Counsel
The Willis Building	Brookfield Place
51 Lime Street	200 Liberty Street, 7th Floor
London EC3M 7DQ, England and Wales	New York, New York 10281
011 44 203 124 6000	(212) 915-8249
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP 767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities(2)(3)
Guarantees(2)
Preferred Shares, nominal value US$0.000115 per share(2)(4)
Ordinary Shares, nominal value US$0.000304635 per share(2)(5)
Warrants(2)(6)
Warrant Units(2)(7)
Share Purchase Contracts(2)(8)
Share Purchase Units(2)(8)
Prepaid Share Purchase Contracts(2)(8)

(1)	An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, Willis Towers Watson Public Limited Company is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.
(2)	This Registration Statement covers an indeterminate number of debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Towers Watson Public Limited Company, debt securities of Trinity Acquisition plc, debt securities of Willis North America Inc. and the related guarantees of Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.
(3)	Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Towers Watson Public Limited Company, Trinity Acquisition plc or Willis North America Inc. Debt securities issued by Willis Towers Watson Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited ,Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. may be guaranteed by certain of their respective direct and indirect parent entities and direct and indirect subsidiaries.
(4)	An indeterminate number of preferred shares of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Preferred shares may be issued (a) separately or (b) upon exercise of warrants to purchase preferred shares which are registered hereby.
(5)	An indeterminate number of ordinary shares of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Ordinary shares may be issued (a) separately, (b) upon the conversion of either the debt securities or the preferred shares, each of which are registered hereby or (c) upon exercise of warrants to purchase ordinary shares. Ordinary shares issued upon conversion of the debt securities and the preferred shares will be issued without the payment of additional consideration.
(6)	An indeterminate number of warrants of Willis Towers Watson Public Limited Company, each representing the right to purchase an indeterminate number of preferred shares or ordinary shares or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.
(7)	An indeterminate number of warrant units of Willis Towers Watson Public Limited Company are covered by this Registration Statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of ordinary shares or preferred shares or amount of debt securities.
(8)	An indeterminate number of share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Towers Watson Public Limited Company, each representing the obligation to purchase an indeterminate number of ordinary shares, which are registered hereby, are covered by this Registration Statement.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions, as well as re-sales by selling securityholders, that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to our registration statement on Form S-3 (Registration Number 333-210094) is being filed by Willis Towers Watson Public Limited Company, a public limited company incorporated under the laws of Ireland having company number 475616 (the “Company”) and the other registrants named therein, pursuant to Rule 413 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the fact that effective August 11, 2017, our newly formed entity, Willis Towers Watson UK Holdings Limited, became successor to, and assumed all guarantees of, WTW Bermuda Holdings Ltd. under the outstanding indentures for the senior notes described in the above-referenced registration statement. We note, on January 1, 2018, we adopted Accounting Standards Update (“ASU”) 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis as required. Upon adoption, the impact to the Consolidated Statements of Comprehensive Income resulted in a reclassification from the ‘Salaries and benefits’ line item to the ‘Other expense/(income), net’ line item, in the amounts of $222 million, $203 million and $114 million, for the years 2017, 2016 and 2015, respectively. No changes are being made to the base prospectus that already forms a part of the registration statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The table below itemizes the fees and expenses incurred or expected to be incurred by the registrants in connection with the registration and issuance of the securities being registered hereunder. The registrants will bear all expenses of this offering. All amounts shown are estimates.

SEC registration fee*	$	**
Blue sky filings		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustees’ fees and expenses		**
Printing and engraving fees		**
Rating Agency fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimated at this time.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification Of Directors And Officers

Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company

The Company’s articles of association (the “Articles”) provide that, subject to applicable law, the Company shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Company against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, and the Company shall pay such amounts unless expressly prohibited by the Irish Companies Act 2014 (the “Irish Companies Act”). The Articles also require the Company, subject to the Irish Companies Act, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Company such amount if it is ultimately determined that such person was not entitled to indemnification. The constitution of Willis Towers Watson Sub Holdings Unlimited Company provides that, subject to the provisions of the Irish Companies Act, Willis Towers Watson Sub Holdings Unlimited Company may indemnify any of its officers against any liability incurred by him or her in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted, or in connection with any proceedings or application under statute for which relief is granted to him or her by the court. With regard to the Company’s and Willis Towers Watson Sub Holdings Unlimited Company’s indemnification of its directors and its secretary, the Irish Companies Act prescribes that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his or her favour or in which he or she is acquitted or where the court has granted relief, wholly or partially, on the basis that he or she has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions in the Irish Companies Act do not apply to executives who are not directors or the secretary of an Irish company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers. The Company maintains a directors’ and officers’ liability policy on behalf of itself and Willis Towers Watson Sub Holdings Unlimited Company.

The Company has entered into deeds of indemnity and indemnification agreements, respectively, with each of its directors and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Willis Netherlands Holdings B.V.

Members of the Board of Managing Directors of Willis Netherlands Holdings B.V. (the “Willis Netherlands”) are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacity as members of the Board of Managing Directors of Willis Netherlands.

Under Dutch law, the following applies with respect to liability of members of the Board of Managing Directors and possible indemnifications by Willis Netherlands. As a general rule, members of the Board of Managing Directors are not liable for obligations incurred by or on behalf of Willis Netherlands. Under certain circumstances, however, they may become either jointly or severally liable, either towards Willis Netherlands or vis-à-vis third parties.

With respect to their liability vis-à-vis Willis Netherlands the following applies. As a general rule, each member of the Board of Managing Directors must properly perform the duties (behoorlijke taakvervulling) assigned to him or her. Failure of a member of the Board of Managing Directors in his or her duties does not automatically lead to liability. Liability is only incurred in case a director can be attributed serious blame (ernstig verwijt). In principle, if there is more than one director on the board, the entire board is jointly and severally liable for damages. For an individual member of the Board of Managing Directors to avoid liability, he or she has to prove that neither improper management is attributable to him or her nor that he or she was negligent in taking measures to avoid the consequences thereof. The liability of members of the Board of Managing Directors towards Willis Netherlands can be waived by a discharge (decharge). Discharge is generally granted by the general meeting of shareholders. Such discharge in principle only releases directors from liability for actions which have been disclosed at the general meeting or which appear from the annual accounts. A discharge does not affect the liability of the directors towards third parties or their liability to the trustee in bankruptcy.

With respect to their liability vis-à-vis third parties, there are various statutory grounds pursuant to which members of the Board of Managing Directors may be held liable towards third parties (which may be creditors of Willis Netherlands, but may for, example, also be regulators). Such grounds may, for example, be specific liability in bankruptcy, liability for tax debts, social security contributions and contributions to mandatory pension funds, liability based on tort, liability for misrepresentation in published annual accounts and personal liability of members of the Board of Managing Directors under Dutch criminal law. Depending upon the ground of the claim, the bylaws of Willis Netherlands and/or statutory requirements, Willis Netherlands may or may not have an obligation to indemnify its board of directors for loss resulting from a claim brought by a third party. Similarly, depending upon the ground of the claim, the bylaws of Willis Netherlands, and/or statutory requirements, the insurance maintained on behalf of the Directors of the Willis Netherlands board may or may not indemnify such directors for loss resulting from a claim brought by a third party.

In case of bankruptcy of Willis Netherlands, the trustee in bankruptcy- on behalf of the joint creditors—may hold each member of the Board of Managing Directors jointly and severally liable for the shortfall of the bankruptcy estate (boedel) of Willis Netherlands to the extent this cannot be satisfied out of the liquidation of the other assets and if (i) the Board of Managing Directors has evidently improperly performed (kennelijk onbehoorlijk) its duties and (ii) it is plausible that such improper performance was an important cause of the bankruptcy. Such action by the trustee on behalf of the joint creditors, does not stand in the way of individual creditors also filing claims against directors.

Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited

Article 58 of the articles of association of each of Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited currently provides:

“(1) Subject to paragraph (2), a relevant director of the company or an associated company may be indemnified out of the company’s assets, subject to the Group directors’ and officers’ insurance policy against—

(a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company,

(b) any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c) any other liability incurred by that director as an officer of the company or an associated company,

including by funding any expenditure incurred or to be incurred by him in connection with any liability referred to in this paragraph (1)

(2) This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law

(3) In this article—

(a) an associated company means any body corporate which is or was a subsidiary of the company, or in which the company or any subsidiary of the company is or was interested, and

(b) a “relevant director” means any director or former director of the company or an associated company”

The relevant legislation is the Companies Act 2006 and the relevant provisions are Sections 205, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 205 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.

Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision or indemnifies against certain matters in relation to the company acting as trustee of an occupational pension scheme.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational person scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.

Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against—

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

“(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

“(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

The directors and officers of Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited are covered by a directors’ and officers’ insurance policy maintained by Willis Towers Watson Public Limited Company.

Willis North America Inc.

Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), Willis North America Inc. is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

By-law Provisions on Indemnification. Article IX of the By-laws of Willis North America Inc. sets forth the extent to which the directors, officers and employees of Willis North America Inc. may be indemnified by Willis North America Inc. against liabilities which they may incur while serving in such capacity. Article IX generally provides that Willis North America Inc. shall to the fullest extent permitted by applicable law indemnify any person who is or was a director or officer of Willis North America Inc. (and to such person’s heirs and legal representatives) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Willis North America Inc. to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding. Willis North America Inc. shall pay the expenses of such directors and officers incurred in connection with such proceeding in advance, provided that the director or officer makes a written undertaking to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Article IX additionally generally provides that Willis North America Inc. may provide indemnification to employees and agents of Willis North America Inc. and to any person serving, at the request of Willis North America Inc., as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in the same manner and with the same scope and effect as that provided to any director or officer pursuant to Article IX.

Willis North America Inc. may purchase and maintain insurance to protect itself and any director or officer against any expenses, judgments, fines and amounts paid in settlement as specified above or in connection with any proceeding referred to above, to the fullest extent permitted by applicable law.

The rights conferred by Article IX are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The above discussion of the By-Laws of Willis North America Inc. and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the DGCL.

Willis North America Inc. has entered into indemnification agreements with the directors of Willis Towers Watson Public Limited Company and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings plc, Citadel Merger Sub, Inc. and Towers Watson & Co (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed June 30, 2015 (SEC File No. 001-16503)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2015, by and among Willis, Merger Sub and Towers Watson (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed November 20, 2015 (SEC File No. 001-16503)).

4.1	Indenture, dated as of August 15, 2013, by and among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis North America Inc., Willis Investment UK Holdings Limited, TA I Limited and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 15, 2013 (SEC File No. 001-16503)).

4.2	Second Supplemental Indenture, dated as of March 9, 2016, by and among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee, to the Indenture dated as of August 15, 2013 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on March 10, 2016 (SEC File No. 001-16503)).

4.3	Third Supplemental Indenture, dated as of March 22, 2016, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 22, 2016 (SEC File No. 001-16503)).

4.4	Fourth Supplemental Indenture, dated as of May 26, 2016, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as guarantors, Wells Fargo Bank, National Association, as trustee and Elavon Financial Services Limited, UK Branch, as paying agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 26, 2016 (SEC File No. 001-16503)).

4.5	Fifth Supplemental Indenture, dated as of August 11, 2017, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as existing guarantors, Willis Towers Watson UK Holdings Limited as assuming guarantor and Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on August 16, 2017 (SEC File No. 001-16503)).

4.6	Indenture, dated as of May 16, 2017, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 16, 2017 (SEC File No. 001-16503)).

4.7	First Supplemental Indenture, dated as of May 16, 2017, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 16, 2017 (SEC File No. 001-16503)).

Exhibit No.	Description

4.8	Second Supplemental Indenture, dated as of August 11, 2017, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as existing guarantors, Willis Towers Watson UK Holdings Limited as assuming guarantor and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on August 16, 2017 (SEC File No. 001-16503)).

4.9	Form of Indenture among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as Trustee.***

4.10	Form of Debt Securities.*

4.11	Form of Warrant Agreement.*

4.12	Form of Warrant Unit.*

4.13	Form of Share Purchase Contract Agreement.*

4.14	Form of Share Purchase Unit.*

4.15	Form of Prepaid Share Purchase Contract.*

4.16	Form of Guarantee.*

5.1	Opinion of Weil, Gotshal & Manges LLP (US), dated March 11, 2016.***

5.2	Opinion of Matheson, dated March 11, 2016. ***

5.3	Opinion of Baker & McKenzie Amsterdam N.V., dated March 11, 2016.***

5.4	Opinion of Weil, Gotshal & Manges LLP (UK), dated March 11, 2016.***

5.5	Opinion of Weil, Gotshal & Manges LLP (UK), dated July 13, 2018.**

12.1	Computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends (incorporated by reference to Exhibit 12.1 to the Company’s Form 10-K for the year ended December 31, 2017, filed on February 28, 2018 (SEC File No. 001-16503)).

23.1	Consent of Weil, Gotshal & Manges, LLP (US).***

23.2	Consent of Matheson.***

23.3	Consent of Baker & McKenzie Amsterdam N.V.***

23.4	Consent of Weil, Gotshal & Manges LLP (UK).***

23.5	Consent of Weil, Gotshal & Manges LLP (UK) (included as part of Exhibit 5.5).**

23.6	Consent of Deloitte LLP for Willis Towers Watson Public Limited Company.**

23.7	Consent of Deloitte & Touche LLP for Willis Towers Watson Public Limited Company.**

23.8	Consent of Deloitte & Touche LLP for Towers Watson & Co.**

24.1	Power of Attorney with respect to Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company signatories.***

24.2	Power of Attorney with respect to Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. signatories (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited, and Willis North America Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee.***

Exhibit No.	Description

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited, and Willis North America Inc. as guarantors, and Wells Fargo Bank, National Association, as Trustee.***

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, to act as trustee under the Indenture, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association., as Trustee.***

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	Previously filed as an exhibit to the registration statement.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Attorney

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacity and on the date indicated.

/s/ Michael J. Burwell Michael J. Burwell	Chief Financial Officer (Principal Financial Officer)	July 13, 2018

/s/ Susan D. Davies Susan D. Davies	Principal Accounting Officer and Controller (Principal Accounting Officer and Controller)	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ John J. Haley John J. Haley	Director and Chief Executive Officer (Principal Executive Officer)	July 13, 2018

* Anna C. Catalano	Director

* Victor F. Ganzi	Director

* Wendy E. Lane	Director

* James F. McCann	Non-Executive Chairman and Director

* Brendan R. O’Neill	Director

* Jaymin B. Patel	Director

* Linda Rabbitt	Director

* Paul Thomas	Director

* Wilhelm Zeller	Director

By: /s/ Neil D. Falis Neil D. Falis	Attorney-in-fact	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Attorney

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

* James Campbell	Director

* Brian Curtis	Director

* Matthew S. Furman	Authorized U.S. Representative

By: /s/ Neil D. Falis Neil D. Falis	Attorney-in-fact	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Adriaan Konijnendijk Adriaan Konijnendijk	Managing Director A	July 13, 2018

/s/ Dennis Beets Dennis Beets	Managing Director A	July 13, 2018

/s/ Paul Van Duuren Paul Van Duuren	Managing Director A	July 13, 2018

/s/ Rosemary Hammond-West Rosemary Hammond-West	Managing Director B	July 13, 2018

/s/ Norman Buchanan Norman Buchanan	Managing Director B	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Steven Alcock Steven Alcock	Director	July 13, 2018

/s/ Jonathan Rand Jonathan Rand	Director	July 13, 2018

/s/ Andrew Krasner Andrew Krasner	Director	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

TA I LIMITED

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Steven Alcock Steven Alcock	Director	July 13, 2018

/s/ Jonathan Rand Jonathan Rand	Director	July 13, 2018

/s/ Andrew Krasner Andrew Krasner	Director	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Steven Alcock Steven Alcock	Director	July 13, 2018

/s/ Jonathan Rand Jonathan Rand	Director	July 13, 2018

/s/ Andrew Krasner Andrew Krasner	Director	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

TRINITY ACQUISITION PLC

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Steven Alcock Steven Alcock	Director	July 13, 2018

/s/ Jonathan Rand Jonathan Rand	Director	July 13, 2018

/s/ Andrew Krasner Andrew Krasner	Director	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS GROUP LIMITED

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Steven Alcock Steven Alcock	Director	July 13, 2018

/s/ Andrew Krasner Andrew Krasner	Director	July 13, 2018

/s/ Neil D. Falis Neil D. Falis	Authorized U.S. Representative	July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2018.

WILLIS NORTH AMERICA INC.

By:	/s/ Neil D. Falis
Name: Neil D. Falis Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Haley, Michael J. Burwell, Matthew S. Furman, Nicole Napolitano and Neil D. Falis and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Todd J. Jones Todd J. Jones	Director and Chief Executive Officer	July 13, 2018

/s/ Derrick Coggin Derrick Coggin	Treasurer	July 13, 2018

/s/ John Haley John Haley	Director	July 13, 2018

/s/ Carl A. Hess Carl A. Hess	Director	July 13, 2018